
                              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1998


                                                                                                          REGISTRATION NO. 333-65659
====================================================================================================================================
                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       WASHINGTON, D.C. 20549


                                                           Amendment No 3
                                                                 to


                                                              FORM S-3
                                                       REGISTRATION STATEMENT
                                                                UNDER
                                                     THE SECURITIES ACT OF 1933

                                                           ---------------

                                                   FLEXTRONICS INTERNATIONAL LTD.
                                       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  SINGAPORE                                   0-23354                                     NOT APPLICABLE
(STATE OR OTHER JURISDICTION OF INCORPORATION)         (COMMISSION FILE NUMBER)                (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                                          ------------------
                                                      514 CHAI CHEE LANE #04-13
                                                      1 BEDOK INDUSTRIAL ESTATE
                                                          SINGAPORE 469029
                                                            (65) 449-5255
                                         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                                  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                                        --------------------

                                                          MICHAEL E. MARKS
                                                       CHIEF EXECUTIVE OFFICER
                                                   FLEXTRONICS INTERNATIONAL LTD.
                                                         2090 FORTUNE DRIVE
                                                     SAN JOSE, CALIFORNIA 95131
                                                           (408) 428-1300
                                      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                                             INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                                       ----------------------

                                                             COPIES TO:
                                                      GORDON K. DAVIDSON, ESQ.
                                                       DAVID K. MICHAELS, ESQ.
                                                          TRAM T. PHI, ESQ.
                                                         FENWICK & WEST LLP
                                                        TWO PALO ALTO SQUARE
                                                     PALO ALTO, CALIFORNIA 94306

                                                       ----------------------

     APPROXIMATE  DATE OF  COMMENCEMENT  OF  PROPOSED  SALE TO THE  PUBLIC:  From  time to time  after  the  effective  date of this
Registration Statement.

     If the only securities  being registered on this Form are being offered  pursuant to dividend or interest  reinvestment  plans, please check the following box. [ ]

     If any of the securities  being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,  other than securities  offered only in connection with dividend or interest  reinvestment  plans, check the following box. [X]

     If this Form is filed to register  additional  securities  for an offering  pursuant to Rule 462(b) under the  Securities  Act, please check the following box and list the Securities  Act  registration  statement  number of the earlier  effective  registration statement for the same offering.

     If this Form is a post-effective  amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which  specifically  states that this  Registration  Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the  Registration  Statement shall become effective on such date as the Commission, acting pursant to said Section 8 (a), may determine.

                         FLEXTRONICS INTERNATIONAL LTD.

                         UP TO 3,262,403 ORDINARY SHARES

                                   ----------

     The 3,262,403 shares covered by this prospectus were previously issued by Flextronics in its acquisitions of Neutronics Electronic Industries Holding AG, DTM Products, Inc., Alatron, Inc., Marathon Business Park LLC, Energipilot AB and Conexao Informatica Ltda. These shares may be offered and sold over time by the shareholders named in this Prospectus under the heading "Selling Shareholders," by their pledges or donees, or by other transferees that receive such Shares in transfers other than public sales.

     The selling shareholders may sell their Flextronics shares in the open market at prevailing market prices, or in private transactions at negotiated prices. They may sell the shares directly, or may sell them through underwriters, brokers or dealers. Underwriters, brokers, or dealers may receive discounts, concessions or commissions from the selling shareholders or from the purchaser, and this compensation might be in excess of the compensation customary in the type of transaction involved. See "Plan of Distribution."

     We will not receive any of the proceeds from the sale of these shares.

     The Ordinary Shares are quoted on the Nasdaq National Market under the symbol FLEX. On October 26, 1998 the closing sale price of the Ordinary Shares was $44.75 per share.

                                   ----------

     This investment involves a high degree of risk. See "Risk Factors" beginning on page 4.

                                   ----------

     Neither the Securities and Exchange Commission nor any state securities commission has appoved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                THE DATE OF THIS PROSPECTUS IS OCTOBER 30, 1998

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC's Website at "http://www.sec.gov."

     The SEC alllows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those doucments. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares covered by this Prospectus:

     o Our Annual Report on Form 10-K for the fiscal year ended March 31, 1998;
     o    Our Quarterly Report on Form 10-Q for the quarter ended June 26, 1998;
     o    Our Proxy Statement dated August 19, 1998; and
     o The description of our Ordinary Shares contained in its Registration Statement on Form 8-A dated January 31, 1994.

     You may request a copy of these filings, at no cost, by writing or telephoning us at:

                    Flextronics International Ltd.
                    2090 Fortune Drive
                    San  Jose, California 95131
                    Attention: Laurette F. Slawson,
                    Treasurer and Director of Investor Relations
                    Telephone: (408) 428-1300

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement (other than any information superseded by a later document filed with the SEC and incorporated by reference in this Prospectus). We have not authorized anyone else to provide you with different information. The selling shareholders may not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date ohter than the date on the front of those documents


                            ------------------------

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Where you can find more information ......................................   2
The Company ..............................................................   3
Enforcement of Civil Liabilities .........................................   3
Risk Factors .............................................................   4
Selling Shareholders .....................................................   8
Plan of Distribution .....................................................  10
Legal Matters ............................................................  10

                                   THE COMPANY


     Flextronics International Ltd. (the "Company" or Flextronics) is a provider of advanced electronics manufacturing services to original equipment manufacturers ("OEMs") in the telecommunications, networking, computer, consumer electronics and medical device industries. Flextronics offers a full range of services including product design, printed circuit board ("PCB") fabrication and assembly, materials procurement, inventory management, final system assembly and testing, packaging and distribution. The components, subassemblies and finished products manufactured by Flextronics incorporate advanced interconnect, miniaturization and packaging technologies, such as surface mount ("SMT"), chip-on-board ("COB"), ball grid array ("BGA") and miniaturized gold-plated PCB technology. The Company's strategy is to use its global manufacturing capabilities and advanced technological expertise to provide its customers with a complete manufacturing solution, highly responsive and flexible service, accelerated time to market and reduced production costs. The Company targets leading OEMs, in growing vertical markets with which it believes it can establish long-term relationships, and serves its customers on a global basis from its strategically located facilities in North America, South America, Asia, Western Europe and Central Europe. The Company's principal executive offices are located at 514 Chai Chee Lane, #04-13, 1 Bedok Industrial Estate, Singapore 469029 and its telephone number is 65-449-5255.


                        ENFORCEMENT OF CIVIL LIABILITIES

     The Company is incorporated in Singapore under the Companies Act. Certain of its directors and executive officers (and certain experts named in this Prospectus) reside in Singapore. All or a substantial portion of the assets of such persons, and a substantial portion of the assets of the Company (other than its U.S. subsidiaries), are located outside the United States. As a result, it may not be possible for persons purchasing Ordinary Shares to effect service of process within the United States upon such persons or the Company or to enforce against them, in the United States courts, judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. The Company has been advised by its Singapore legal advisors, Allen & Gledhill, that there is doubt as to the enforceability in Singapore, either in original actions or in actions for the enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                                  RISK FACTORS

     You should carefully consider the following factors as well as the other information contained or incorporated by reference in this prospectus before deciding to invest in the Ordinary Shares of Flextronics. These factors could cause our future results to differ materially from those expressed or implied in forward-looking statements made by us.

Risks of Expansion of Operations

     We have grown rapidly in recent periods, and this growth may not continue. A significant amount of our past growth was due to our completion of a number of acquisitions. We have reduced our focus on growth through acquisitions, and have not completed any acquisitions in fiscal 1999. As a result, our future growth will depend on internal expansion to a greater extent than has our past growth. Internal growth will require us to:

o    develop new customer relationships and expand existing ones,

o    improve our operational and information systems, and

o    further expand our manufacturing capacity.

     We plan to further expand our manufacturing capacity by expanding our facilities and by adding new equipment. This will require substantial new capital expenditures and operating lease commitments. Funds may not be available for this expansion, and we may not be able to obtain loans or operating leases on attractive terms. The expansion of our manufacturing facilities involves significant risks, including cost overruns, construction delays, equipment delays or shortages, labor shortages and disputes and production start-up problems. Delays in the expansion of our facilities could adversely affect our growth and our ability to meet customers' delivery schedules.

     We may experience inefficiencies as we integrate new operations, expand existing ones and manage geographically dispersed operations. We may not succeed in managing expansion effectively, and a failure to do so could have a material adverse effect on us.

     In addition, we expect our expansion to result in new fixed and operating expenses, including substantial increases in depreciation expense and rental expense, that will increase our cost of sales. If our sales levels do not increase sufficiently to offset these expenses, our operating results would be adversely affected. Our expansion, both through acquisitions and internal growth, has contributed to our incurring significant accounting charges and experiencing volatility in our operating results. We may continue to experience volatility in operating results in connection with future expansion efforts.

Risks of Acquisitions

     Our acquisitions during the last two fiscal years represented a significant expansion of our operations. Acquisitions involve a number of risks and challenges, including:

o    diversion of management's attention,

o    the need to integrate acquired operations, and

o    potential loss of key employees and customers of the acquired companies.

     In order to integrate acquired operations, we must implement our management information systems and our operating systems, and assimilate and manage the personnel of the acquired operations. The difficulties of this integration may be further complicated by geographic distances. The integration of acquired businesses may not be successful, and could result in disruption in other parts of our business. In the event we are unsuccessful in integrating acquired operations, we would be materially adversely affected.

     We may not have had any experience operating in the geographic market of the acquired business. For example, prior to the acquisitions of the Karlskrona facilities, Neutronics and Conexao, we had no experience operating in Sweden, Central Europe or Brazil. In addition, acquisitions increase our expenses and working capital requirements. As a result of these and other factors, we may not achieve anticipated levels of profitability at acquired operations or realize other anticipated benefits of an acquisition. Furthermore, any future acquisitions may require debt or equity financing, which could increase our leverage or be dilutive to our existing shareholders. No assurance can be given that we will consummate any acquisitions in the future.

Variability of Customer Requirements and Operating Results

     Electronics manufacturing service providers must provide increasingly rapid product turnaround for their customers. We generally do not obtain firm long-term purchase commitments from our customers, and over the past few years we have experienced reduced lead-times in customer orders. Customers may cancel their orders, change production quantities or delay production for a number of reasons. Cancellations, reductions or delays by a significant customer or by a group of customers would adversely affect our results of operations.

     In addition to the variability resulting from the short-term nature of our customers' commitments, other factors may contribute to significant fluctuations in our results of operations. These factors include:

o    the timing of customer orders,

o    the volume of these orders relative to our capacity,

o    customers' introductions and market acceptance of new products,

o    changes in demand for customers' products,

o    the timing of our expenditures in anticipation of future orders,

o    our effectiveness in managing manufacturing processes,

o    changes in cost and availability of labor and components,

o    changes in our product mix,

o    changes in economic conditions,

o local factors and events that may affect our production volume (such as local holidays), and

o    seasonality in customers' product requirements.

     We make significant decisions, including the levels of business that we will seek and accept, production schedules, component procurement commitments, personnel needs and other resource requirements, based on our estimates of customer requirements. Our ability to estimate future customer requirements is reduced by the short-term nature of our customers' commitments and the possibility of rapid changes in demand for their products. On occasion, customers may require rapid increases in production, which can stress our resources and reduce margins. Although we have increased our manufacturing capacity, and plan further increases, there can be no assurance that we will have sufficient capacity at any given time to meet our customers' demands. In addition, as many of our costs and operating expenses are relatively fixed, a reduction in customer demand can have material adverse effect on our gross margins and operating income.

Customer Concentration; Dependence on Electronics Industry

     Sale to our five largest customers had represented a majority of our net sales in recent periods. The identity of our principal customers has varied from year to year, and our principal customers may not continue to purchase services from us at current levels, if at all. Significant reductions in sales to any of these customers, or the loss of major customers, would have a material adverse effect on us. We cannot assure the timely replacement of expired, canceled, or reduced contracts with new business. See "--Variability of Customer Requirements and Operating Results."

     Factors affecting the electronics industry in general could have a material adverse effect on our customers, and as a result on us. Our customers' markets are characterized by rapidly changing technology and evolving industry standards. This frequently results in short product life cycles. Our success will depend to a significant extent on the success achieved by our customers in developing and marketing their products, some of which are new and untested. If customers' products become obsolete or fail to gain widespread commercial acceptance, our business may be materially adversely affected. Our customer's markets are also subject to economic cycles and are likely in the future to experience recessionary periods in the future. A recession in the industries we serve could have a material adverse effect on us.

Replacement of Management Information Systems; Year 2000 Compliance

     We are in the process of replacing our management information system with a new enterprise management information system that is designed to provide enhanced functionality. The new system will significantly affect many aspects of our business, including our manufacturing, sales and marketing and accounting functions. In addition, the successful implementation of this system will be important to our future growth. We currently anticipate that the installation of the new system will be completed in the second quarter of fiscal 1999, but it could be delayed until later. Implementation of the new system could cause significant disruption in operations. Difficulties or delays in the implementation of the new system could adversely affect our ability to meet customers' production schedules and our ability to access timely financial and operating information.

     We have been advised that our new enterprise management information system is Year 2000 compliant. However, there can be no assurance that the new system will be Year 2000 compliant or that it will be implemented by January 1, 2000. If the new system is not Year 2000 compliant or is not implemented by Year 2000 we could be materially adversely effected. In addition, we could be adversely affected if our customers and suppliers do not have information systems that are Year 2000 compliant.

Risk of Increased Taxes

     We have structured our operations in a manner designed to maximize income in countries where tax incentives have been extended to encourage foreign investment or where income tax rates are low. Our taxes could increase if these tax incentives are not renewed upon expiration, or tax rates applicable to us are increased.

     Substantially all of the products manufactured by our Asian subsidiaries are sold to customers based in North America and Europe. We believe that profits from our Asian operations are not sufficiently connected to jurisdictions in North America or Europe to give rise to income taxation there. However, tax authorities in jurisdictions in North America and Europe could challenge the manner in which profits are allocated among our subsidiaries, and we may not prevail in any such challenge. If our Asian profits became subject to income taxes in such other jurisdictions, our worldwide effective tax rate could increase.

Significant Leverage

     Our level of indebtedness presents risks to investors, including the possibility that we may be unable to generate cash sufficient to pay the principal of and interest on the indebtedness when due. Additionally, our leverage may make us more vulnerable to economic downturns, may limit our ability to pursue new business opportunities and may reduce our flexibility in responding to changing business and economic conditions.

Risks of Competition

     The electronics contract manufacturing industry is extremely competitive and includes hundreds of companies, several of whom have achieved substantial market share. Current and prospective customers also evaluate our capabilities against the merits of internal production. Certain of our competitors, including Solectron Corporation and SCI Systems, have substantially greater market shares than us, and substantially greater manufacturing, financial, research and development and marketing resources. In recent years many participants in the industry, including us, have substantially expanded their manufacturing capacity. If overall demand for contract manufacturing services should decrease, this increased capacity could result in substantial pricing pressures, which could adversely affect our operating results.

Risks of International Operations

     The geographical distances between Asia, the United States, Mexico and Europe create a number of logistical and communications challenges. Our manufacturing operations are located in a number of countries including Austria, Brazil, China, Hungary, Malaysia, Mexico, Sweden, the United Kingdom and the United States. As a result, we are affected by economic and political conditions in those countries, including:

o    fluctuations in the value of currency,

o    changes in labor conditions,

o    longer payment cycles,

o    greater difficulty in collecting accounts receivable,

o    burdens and costs of compliance with a variety of foreign laws, and

o    in some countries, political instability.

     Increases in duties and taxation, the imposition of restrictions on currency conversion or the transfer of funds, limitations on imports or exports or the expropriation of private enterprises could also have a material adverse effect on us. We could also be adversely affected if the current policies encouraging foreign investment or foreign trade by our host countries were to be reversed. In addition, the attractiveness of our services to our U.S. customers can be affected by changes in U.S. trade policies, such as "most favored nation" status and trade preferences for certain Asian nations. For example, trade preferences extended by the United States to Malaysia in recent years were not renewed in 1997. Finally, we could be adversely affected by inadequate infrastructure or the lack of adequate power and water supplies, transportation, raw materials and parts in countries in which we operate.

Currency Fluctuations

     With the acquisitions of the Karlskrona facilities, Neutronics and Conexao, a significant portion of our business is conducted in the Swedish kronor, Austrian schilling and Brazilian real. In addition, some of our costs, such as payroll and rent, are denominated in currencies such as the Singapore dollar, the Hong Kong dollar, the Malaysian ringgit, the Hungarian forint and the Mexican peso, as well as the kronor, the schilling and the real. In recent years, the Hungarian forint, Brazilian real and Mexican peso have experienced significant devaluations. Changes in exchange rate between these and other currencies and the U.S. dollar will affect our cost of sales and operating margins. The impact of future exchange rate fluctuations cannot be predicted.

     Our European and Asian operations use financial instruments, primarily forward purchase contracts, to hedge certain fixed Japanese yen, German deutschmark, U.S. dollar, and other foreign currency commitments arising from trade accounts payable and fixed purchase obligations. Because we hedge only fixed obligations, we do not expect that these hedging activities will have a material effect on our results of operations or cash flows. However, our hedging activities may be unsuccessful, and we may change or reduce our hedging activities in the future.

                              SELLING SHAREHOLDERS


     The following table sets forth certain information regarding the shares beneficially owned by the selling shareholders named below as of September 1, 1998, the shares that may be offered and sold from time to time by such selling shareholders pursuant to this Prospectus (assuming each selling shareholder sells all of the Ordinary Shares offered hereby) and the nature of any position, office or other material relationship which each such selling shareholder has had with the Company. The selling shareholders named below, together with any pledgee or donee of any such named shareholders, and any person who may purchase shares offered hereby from any such named shareholders in a private transaction in which they are assigned such shareholders' rights to registration of their shares, are referred to in this Prospectus as the "Selling Shareholders." Except as indicated below, the shares that may be offered and sold pursuant to this Prospectus represent all of the shares beneficially owned by each named selling shareholder as of September 1, 1998. All of such shares were acquired by the selling shareholders in connection with the Company's acquisitions of Neutronics, Energipilot, DTM, Conexao and Altatron. Because the Selling Shareholders may offer from time to time all or some of their shares under this Prospectus, no assurances can be given as to the actual number of shares that will be sold by any Selling Shareholder or that will be held by the Selling Shareholder after completion of such sales.


                                                               SHARES BENEFICIALLY      MAXIMUM
                                                                      OWNED(1)         NUMBER OF
                                                             -----------------------   SHARES TO
NAMES OF SELLING SHAREHOLDER                                   NUMBER     PERCENT(2)   TO OFFERED
-------------------------------------------------------      ---------   ----------   ------------
Bo Sjunnesson(3)..............................                 30,000        *            30,000
Osterreichische Philips Industrie GmbH(4).....                831,125        4.0%        831,125
Philips Beteiligungs GmbH(4)..................                266,875        1.3%        266,875
Hui Shing Leong(5)............................                930,480        4.5%        922,980
Walter Mayrhofer(6)...........................                 51,000        *            51,000
Robert J. Grubb(7)............................                165,245        *           165,245
Nicole Leann Grubb Trust......................                  3,930        *             3,930
Kristen Lee Grubb Trust.......................                  3,930        *             3,930
Kenneth Garrett Grubb Trust...................                  2,620        *             2,620
Capone Investments, Inc.......................                 16,830        *            16,830
Plum Street Investments, Ltd..................                 33,660        *            33,660
Celso Moraes Camargo Filho(8) ................                303,288        *           303,288
3C Comercio E Participacoes(9)...............                 303,288        *           303,288
Joseph L. Jeng(10)............................                630,920        *           630,920
Marrina C. Jeng(11)...........................                630,920        *           630,920

----------------
*    Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has voting or investment power with respect to such shares. Ordinary Shares subject to options that are currently exercisable or exercisable within 60 days after September 1, 1998 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Percentage ownership is based upon 20,624,411 outstanding Ordinary Shares as of October 1, 1998.

(3) Mr. Bo Sjunnesson is an officer of a subsidiary of the Company, and was a director, officer and the sole shareholder of Energipilot prior to its acquisition by the Company.

(4) Osterreichische Philips Industrie GmbH and Philips Beteiligungs GmbH were shareholders of Neutronics until its acquisition by the Company, and are affiliates of Philips Electronics, a significant customer of the Company.

(5) Mr. Hui Shing Leong is a director of the Company, and was a director and shareholder of Neutronics until its acquisition by the Company. Shares beneficially owned by Mr. Hui include 7,500 shares subject to options exercisable within 60 days after October 1, 1998 held by Mr. Hui.

(6) Mr. Walter Mayrhofer is an officer of a subsidiary of the Company and was a director, officer and shareholder of Neutronics until its acquisition by the Company.

(7) Mr. Robert J. Grubb is an officer of a subsidiary of the Company, and was an officer, director and shareholder of DTM until its acquisition by the Company.

(8) Mr. Celso Moraes Camargo Filho is an officer of a subsidiary of the Company and was an officer, director and member of Conexao until its acquisition by the Company. Shares beneficially owned by Mr. Celso Moraes Camargo Filho include 31 shares held by 3C Comercio E Participacoes Ltda. See Note 9.

(9) Shares beneficially owned by 3C Comercio E Participacoes Ltda. include 303,257 shares held by Mr. Celso Moraes Camargo Filho, who controls 3C Comercio E Participacoes Ltda. See Note 8.

(10) Shares beneficially owned by Mr. Joseph L. Jeng include 315,460 shares held by Mrs. Marrina C. Jeng. See Note 11. Mr. Jeng was an officer and director of Altatron until its acquisition by the Company.

(11) Shares beneficially owned by Mrs. Marrina C. Jeng include 315,460 shares held by Mr. Joseph L. Jeng. See Note 10. Ms. Jeng was an officer and director of Altatron until its acquisition by the Company.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders may sell or distribute some or all of the Shares from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, including pledgees, in transactions (which may involve crosses and block transactions) on Nasdaq, in privately negotiated transactions (including sales pursuant to pledges) or in the over-the-counter market, or in a combination of such transactions. Such transactions may be effected by the Selling Shareholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved. This Prospectus also may be used, with the Company's consent, by donees or pledgees of the Selling Shareholders, or by other persons acquiring Shares and who wish to offer and sell such Shares under circumstances requiring or making desirable its use.

     The Selling Shareholders and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Shareholders can presently estimate the amount of such compensation.

     The Company will pay substantially all of the expenses incident to this Offering of the Shares by the Selling Shareholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities arising under the Securities Act, in connection with the offer and sale of the Shares, and Selling Shareholders may indemnify brokers, dealers, agents or underwriters that participate in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

     In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     The Shares were originally issued to former shareholders of Neutronics, DTM, Energipilot, Conexao and Altatron in connection with the acquisitions of such companies pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) thereof.

                                  LEGAL MATTERS

     The validity of the securities offered hereby has been passed upon for the Company by Allen & Gledhill, Singapore.

================================================================================

NO DEALER, SALES REPRESENTATIVE, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE ORDINARY SHARES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


================================================================================






================================================================================


                         ------------------------------
                                   PROSPECTUS
                         ------------------------------


                                October 30, 1998


================================================================================

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:


         SEC Registration fee........................................  $ 15,483
         Printing and engraving expenses.............................     5,000
         Legal expenses..............................................    10,000
         Blue Sky expenses...........................................     5,000
         Accounting fees and expenses................................    10,000
         Miscellaneous...............................................     4,517
                                                                       --------
                   Total.............................................  $ 50,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     As permitted by the laws of Singapore, the Articles of Association of the Company provide that, subject to the Companies Act, the Company's Directors and officers will be indemnified by the Company against any liability incurred by them in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to have been done as an officer, Director or employee of the Company and in which judgment is given in their favor or in which they are acquitted or in connection with any application under any statute for relief from liability in respect thereof in which relief is granted by the court. Directors and officers may not be indemnified by the Company against any liability which by law would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS AND SCHEDULES.

EXHIBIT
 NUMBER                         EXHIBIT TITLE
 ------                         -------------
 5.1 Opinion and Consent of Allen & Gledhill with respect to the Ordinary Shares being registered.*
23.1    Consent of Arthur Andersen LLP.*
23.2    Consent of Moore Stephens.*
23.3    Consent of Allen & Gledhill (included in Exhibit 5.1).
24.1    Power of Attorney*

*       Previosly filed


ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by (i) and
(ii) is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, State of California on this 30th day of October, 1998.



                                               FLEXTRONICS INTERNATIONAL LTD.

                                               By: /s/ MICHAEL E. MARKS
                                                   -----------------------------
                                                    Michael E. Marks


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.


Signature                                                   Title                                     Date
/s/ MICHAEL E. MARKS                      Chairman  of  the  Board  and  Chief  Executive        October 30, 1998
------------------------------            Officer (principal executive officer)
Michael E. Marks

         *
------------------------------            President, Asia Pacific Operations and Director        October 30, 1998
Tsui Sung Lam

/s/ ROBERT R.B. DYKES
------------------------------            Senior   Vice    President   of   Finance   and        October 30, 1998
Robert R.B. Dykes                         Administration   and  Chief  Financial  Officer
                                          (principal financial and accounting officer)

         *
------------------------------            Senior  Vice  President,  Worldwide  Sales  and        October 30, 1998
Stephen J.L. Rees                         Marketing and Director

         *
------------------------------            Director                                               October 30, 1998
Michael J. Moritz

         *
------------------------------            Director                                               October 30, 1998
Richard L. Sharp

         *
------------------------------            Director                                               October 30, 1998
Patrick Foley

         *
------------------------------            Director                                               October 30, 1998
Alain Ahkong

         *
------------------------------            Director                                               October 30, 1998
Hui Shing Leong



* By: /s/ Michael E. Marks
      --------------------------
      Michael E. Marks
      Attorney - in - fact


                                  EXHIBIT INDEX
                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER     DESCRIPTION OF DOCUMENT                                      PAGE
------     -----------------------                                      ----

5.1 Opinion and Consent of Allen & Gledhill with respect to the Ordinary Shares being registered.*
23.1       Consent of Arthur Andersen LLP.*
23.2       Consent of Moore Stephens.*
23.3       Consent of Allen & Gledhill (included in Exhibit 5.1).
24.1       Power of Attorney.*

* Previously filed